UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2008

HARVARD BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33957	04-3306140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Holliston, MA 01746

(Address of Principal Executive Offices) (Zip Code)

(508) 893-8999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 30, 2008, Harvard Bioscience, Inc. (the “Company”) and its subsidiary, Union Biometrica, Inc. entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which the Company agreed to sell its Union Biometrica division including its German subsidiary, Union Biometrica GmbH, representing at that time the remaining portion of the Company’s Capital Equipment Business Segment, to UBIO Acquisition Company (the “Buyer”). The principals of the Buyer are David Strack and Christopher Bogan. Prior to the sale, Mr. Strack was an officer of the Union Biometrica business and Mr. Bogan was a member of management of Union Biometrica. The sale of this business occurred simultaneously with the signing of the Asset Purchase Agreement. The purchase price payable by the Buyer under the terms of the Asset Purchase Agreement consisted of $1 in cash, the assumption of certain liabilities, plus additional consideration in the form of an earn-out based on the revenue generated by the acquired business as it is conducted by the Buyer over a five-year post-transaction period in an amount equal to (i) 5% of the revenue generated up to and including $6,000,000 and (ii) 8% of the revenue generated above $6,000,000 each year. Any earn-out amounts will be evidenced by interest-bearing promissory notes due on September 30, 2013 or at an earlier date based on certain triggering events.

The Asset Purchase Agreement contains customary representations, warranties and indemnification provisions. In addition, the Asset Purchase Agreement contains non-competition and non-solicitation provisions pursuant to which the Company agreed that neither it nor its subsidiaries would engage in the business of making or selling any product made or sold by Union Biometrica or subsidiaries of Union Biometrica during the 12-month period prior to the closing date of the asset sale nor induce or attempt to induce any officers or employees of the Buyer to leave the employ of the Buyer or violate the terms of their employment arrangements with the Buyer, in each case, for a period of five years beginning on the closing date of the asset sale.

The preceding description of the Asset Purchase Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by the copy of the Asset Purchase Agreement, which is filed herewith as Exhibit 2.1.

In connection with the disposition, the Company is hereby filing, as Exhibit 99.1 hereto, pro forma consolidated financial information of the Company.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information. The Pro Forma Financial Information with respect to the transaction described under Item 2.01 is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Title
2.1	Asset Purchase Agreement, dated September 30, 2008, by and among Harvard Bioscience, Inc., as Parent, Union Biometrica, Inc., as Seller, and UBIO Acquisition Company, as Buyer*

99.1	Pro Forma Financial Information

*	The Company has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the Commission copies of any of the omitted schedules and exhibits upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: October 6, 2008

By:  /s/  Susan Luscinski

        Susan Luscinski

        Chief Operating Officer & Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated September 30, 2008, by and among Harvard Bioscience, Inc., as Parent, Union Biometrica, Inc., as Seller, and UBIO Acquisition Company, as Buyer*

99.1	Pro Forma Financial Information

*	The Company has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the Commission copies of any of the omitted schedules and exhibits upon request.